Exhibit 23.1

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.
Pomona, CA 91767

(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com
______________________________________________________________________________________

CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in quarterly report on Form 10-Q of WPS, Inc., of my report dated November 10, 2009 of the review of the financial statements of WPS, Inc., as of September 30, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the reference to me under the caption “Experts”.

/s/ Arshad M. Farooq

Arshad M. Farooq
Pomona, CA
November 10, 2009